STORAGE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                               COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
                                  (In thousands, except per share amounts)
                                              (Unaudited)
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                                                        QUARTER ENDED                  NINE MONTHS ENDED
                                                  ---------------------------     ---------------------------
                                                  September 24,  September 25,    September 24,  September 25,
                                                      1999           1998             1999           1998
                                                   -----------    -----------      -----------    -----------
BASIC
Earnings (Loss):
  Net income (loss)                                  $(16,045)      $ 50,623         $(48,712)      $145,623
                                                    =========      =========        =========      =========

Shares:
  Weighted average shares outstanding                  99,743        102,178           99,800        105,242
                                                    =========      =========        =========      =========

Earnings (Loss) per share:
  Basic earnings (loss) per share                    $  (0.16)      $   0.50         $  (0.49)      $   1.38
                                                    =========      =========        =========      =========



DILUTED
Earnings (Loss):
  Net income (loss)                                  $(16,045)      $ 50,623         $(48,712)      $145,623
                                                    =========      =========        =========      =========

Shares:
  Weighted average shares outstanding                  99,743        102,178           99,800        105,242
  Dilutive effect of outstanding options (as
    determined under the treasury stock method)                        2,545                           2,788
                                                    ---------      ---------        ---------      ---------
  Weighted-average and dilutive potential shares       99,743        104,723           99,800        108,030
                                                    =========      =========        =========      =========

Earnings (Loss) per share:
  Diluted earnings (loss) per share                  $  (0.16)      $   0.48         $  (0.49)      $   1.35
                                                    =========      =========        =========      =========

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